EXHIBIT 99.1
                                                                    ------------

ATLAS VENTURE ASSOCIATES III, L.P.

By:  Atlas Venture Associates III, Inc.,
as General Partner


By: /s/ Axel Bichara
    -----------------------------------------
Name: Axel Bichara


ATLAS VENTURE ASSOCIATES V, L.P.

By:  Atlas Venture Associates V, Inc.,
     as General Partner

By: /s/ Axel Bichara
    -----------------------------------------
Name:  Axel Bichara


ATLAS VENTURE FUND III, L.P.

By:  Atlas Venture Associates III, L.P.,
as General Partner

By:  Atlas Venture Associates III, Inc.,
as General Partner

By: /s/ Axel Bichara
    -----------------------------------------
Name:  Axel Bichara



ATLAS VENTURE ENTREPRENEURS' FUND III, L.P.

By:  Atlas Venture Associates III, L.P.,
     as General Partner

By:  Atlas Venture Associates III, Inc.,
     as General Partner


By: /s/ Axel Bichara
    -----------------------------------------
Name: Axel Bichara


ATLAS VENTURE FUND V, L.P.

By:  Atlas Venture Associates V, L.P.,
     as General Partner

By:  Atlas Venture Associates V, Inc.,
     as General Partner


By: /s/ Axel Bichara
    -----------------------------------------
Name: Axel Bichara



ATLAS VENTURE PARALLEL FUND V-A, C.V.

By: Atlas Venture Associates V, L.P.,
     as General Partner

By:  Atlas Venture Associates V, Inc.,
     as General Partner

By: /s/ Axel Bichara
    -----------------------------------------
Name:  Axel Bichara


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ATLAS VENTURE PARALLEL FUND V-B, C.V.

By:  Atlas Venture Associates V, L.P.,
     as General Partner

By:  Atlas Venture Associates V, Inc.,
     as General Partner


By: /s/ Axel Bichara
    -----------------------------------------
Name:  Axel Bichara


ATLAS VENTURE ENTREPRENEURS' FUND V, L.P.

By:  Atlas Venture Associates V, L.P.
     as General Partner

By:  Atlas Venture Associates V, Inc.
     as General Partner


By: /s/ Axel Bichara
    -----------------------------------------
Name: Axel Bichara